Exhibit 10.1

NOVATION AND AMENDMENT TO AMENDED & RESTATED EXECUTIVE
EMPLOYMENT AGREEMENT

This Novation and Amendment (the “Novation”), dated as of August 6, 2025, is entered into by and between Cyclo Therapeutics LLC (f/k/a Cyclo Therapeutics Inc.) (“Cyclo”), Rafael Holdings, Inc. (“RFL”), and Joshua Fine (the “Executive”) (individually, each a “Party” and collectively, the “Parties”).

WHEREAS, the Executive is currently employed as Cyclo’s Chief Financial Officer pursuant to the terms of that certain Amended & Restated Executive Employment Agreement made as of January 30, 2025, a copy of which is attached hereto as Exhibit A (the “Agreement”):

WHEREAS, the Parties desire to substitute RFL for Cyclo with respect to the Agreement, as well as to make certain other amendments and add additional terms to the Agreement as expressly set forth below; and

WHEREAS, except as provided herein, the Agreement shall remain in full force and effect without amendment or modification.

NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the Parties herein contained, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. All capitalized but undefined terms used herein shall have the meaning assigned to them in the Agreement.

2. The Parties hereto agree that as of August 4, 2025 (the “Effective Date”), with respect to the Agreement, RFL shall be substituted for Cyclo. As such, RFL shall acquire all of the rights and obligations of Cyclo as set forth in the Agreement and Cyclo shall be relieved from all of its obligations and liabilities as set forth in the Agreement.

3. In accordance with this Novation, as of the Effective Date, the Executive will cease to be the Chief Financial Officer of Cyclo and instead will serve as the Chief Operating Officer of RFL.

4. From and after the Effective Date, Executive’s Annual Base Salary shall be Four Hundred Twenty-Eight Thousand Dollars ($428,000).

5. Within 30 days following the Effective Date, RFL will grant Executive options (the “Options”) to purchase a number of shares of RFL’s Class B common stock with a grant date Black-Scholes value of $25,000. The Option will have a 10-year term and an exercise price per share equal to the NYSE closing price of the Class B common stock on the NYSE trading day immediately prior to the date of grant. The grant shall be made pursuant to, and subject to the terms of, RFL’s 2021 Equity Incentive Plan and a grant agreement in the form approved by RFL’s Board of Directors.  Subject to Executive’s continued employment through the applicable vesting date, the Options shall vest as to 50% of the shares that are subject to the Options on the 12-month anniversary and 50% of the shares that are subject to the Options on the 24-month anniversary of the date of grant. Any tax liability in connection with the Options shall be borne solely by Executive.

6. The Executive acknowledges and agrees that the meaning of, and Executive’s obligations to, the “Company” under the Assignment of Inventions, Non-Disclosure and Non-Competition Agreement attached as Exhibit B to the Agreement (“NDA”) shall be interpreted and construed as meaning both Cyclo and RFL (individually and/or collectively, as applicable under the circumstances) and that RFL shall be entitled to enforce the obligations, covenants, and promises of the NDA as a party thereto.

7. References in the Agreement to the “Parent” shall continue to mean RFL.

8. For the avoidance of doubt, it is clarified and agreed by the Parties that this Novation does not constitute, and shall not be construed or interpreted as, a termination of the Executive by the Company or Good Reason for the Executive’s resignation under the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment as set forth below.

CYCLO THERAPEUTICS LLC

By:	/s/ David Polinsky
Title:	Authorized Representative

Dated:	August 6, 2025

RAFAEL HOLDINGS, INC.

By:	/s/ David Polinsky
Title:	Authorize Representative

Dated:	August 6, 2025

JOSHUA FINE

/s/ Joshua Fine

Dated:	August 6, 2025